SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant   ☐
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☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☒      Definitive Additional Materials
☐      Soliciting Material Pursuant to §240.14a-12
AMERITRADE HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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Filed by Ameritrade Holding Corporation
Pursuant to Rule 14a-6(b) under the
Securities Exchange Act of 1934
Subject Company: Ameritrade Holding Corporation
Commission File No.: 000-49992

On December 23, 2005, Ameritrade Holding Corporation, a Delaware corporation (“Ameritrade”), entered into Amendment No. 2 to the Agreement of Sale and Purchase (the “Amendment”) with The Toronto-Dominion Bank (“TD”). The Amendment amends the Agreement of Sale and Purchase (the “Purchase Agreement”) between Ameritrade and TD, dated June 22, 2005, as amended on October 28, 2005, pursuant to which, among other things, Ameritrade agreed to purchase from TD (the “Share Purchase”) all of the capital stock of TD Waterhouse Group, Inc., a Delaware corporation and wholly owned subsidiary of TD (“TD Waterhouse”), in exchange for 196,300,000 shares of common stock, par value $0.01 per share, of Ameritrade (the “Stock Consideration”) and $20,000 in cash.
Pursuant to the Amendment, the TD Waterhouse Canadian Call Center Inc. (“Canadian Call Center”) will be a “Business Subsidiary” under the Purchase Agreement and will therefore be purchased by Ameritrade as part of its acquisition of TD Waterhouse. Canadian Call Center is a branch office of TD Waterhouse Investor Services, Inc. Ameritrade has entered into a services agreement with TD and TD Waterhouse Investor Services, Inc. under which Canadian Call Center will be provided call center services from Canada by TD. Canadian Call Center has no significant assets or liabilities, other than those pursuant to the services agreement and its registration as a branch office of a New York Stock Exchange member firm.
A copy of Amendment No. 2 is filed as Exhibit 2.3 to Ameritrade’s Current Form 8-K filed December 29, 2005.
Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade filed a definitive proxy statement concerning the transaction with the Securities and Exchange Commission (“SEC”) with a filing date of December 5, 2005. SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.